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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-49007 and 333-49009 of Shoe Pavilion, Inc. each on Form S-8 regarding the Directors' Stock Option Plan and the 1998 Equity Incentive Plan, respectively, of our report dated February 8, 2002, (March 1, 2002 as to the last sentence of the first paragraph of Note 3) appearing in this Annual Report on Form 10-K of Shoe Pavilion, Inc. for the year ended December 29, 2001.


DELOITTE & TOUCHE LLP

San Francisco, California
March 25, 2002